UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  January 17, 2007

Harbor Bankshares Corp

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:

Maryland

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25 W. Fayette Street Baltimore, Maryland 21201

(Address and zip code of principal executive offices)

(410) 528-1800

(Registrant's telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01	REGULATION FD DISCLOSURE

At its annual meeting of shareholders on January 17, 2007, shareholders of Harbor Bankshares Corporation (“Harbor”), parent bank holding company for the Harbor Bank of Maryland, approved the proposed “going private” merger transaction. The purpose of the transaction is to reduce the number of shareholders of record to fewer than 300, so that Harbor may deregister its common stock and no longer be subject to the costs and other burdens of SEC registration. Over 70% of Harbor’s voting common stock was voted in favor of the transaction.

In the transaction, Harbor Merger Corporation, a wholly owned subsidiary of Harbor, will merge with and into Harbor, with Harbor surviving, and each of the shares held of record by a shareholder holding 100 or fewer shares of record of Harbor Common stock immediately prior to the effective time of the merger will be canceled and converted into the right to receive $31.00 in cash, without interest, upon surrender of the stock certificates. The shares of Harbor common stock held of record by holders of more than 100 shares will be unaffected by the merger.

Shareholders who are entitled to receive cash will receive a notice and form with instructions for turning in their certificates. Shareholders should not send in their certificates until they are notified to do so in writing.

The merger is expected to be effective at the close of business on January 31, 2007.

At the annual meeting, Harbor shareholders also reelected four directors, each to serve for a three year term.

Item 8.01	OTHER EVENTS

The information provided under Item 7.01 is also provided under this Item 8.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Harbor Bankshares Corp

By:	/s/ Teodoro J. Hernandez

Name:	Teodoro J. Hernandez
Title:	Treasurer
Date:	January 18, 2007